EXHIBIT 10.59

March 11, 2010

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note (this “Amendment”) is to be effective as of the close of business March 11, 2010, or as otherwise stated herein.

WHEREAS, the undersigned are parties to that certain Promissory Note (as the same may be hereafter renewed, amended, modified, or extended, the “Note”) dated as of March 12, 2009 in the original amount of $12,910,386.14, made by WEINGARTEN REALTY INVESTORS (“Weingarten”), a Texas real estate investment trust, and payable to the order of RELIANCE TRUST COMPANY, as Trustee of the Master Nonqualified Plan Trust (“Trust”) under the Weingarten Realty Investors Supplemental Executive Retirement Plan (“SERP”) and Weingarten Realty Investors Retirement Benefit Restoration Plan (“Reliance”); and

WHEREAS, the originally-scheduled maturity date of the Note is March 12, 2010; and

WHEREAS, the parties desire to extend the maturity date under the Note to a date one year from the date of its originally-scheduled maturity; and

WHEREAS, the parties have determined that the loan was funded from Trust assets attributable solely to the SERP and desire to clarify that payments made under the Note shall be credited to the portion of the Trust attributable to the SERP; and

WHEREAS, Sections 2(e) and 4(b) of the Trust provide that Weingarten may make payment of plan benefits directly to plan participants and may seek reimbursement from Trust assets if it does so; and

WHEREAS, Weingarten wishes to have the ability to direct that payment of SERP benefits made directly to a SERP participant by Weingarten out of its general assets will be credited as a payment under the Note and reduce the principal amount due under the Note, in the amount of the payment made, as of the date of any such payment, including any such payments made between March 12, 2009 and the date of this Amendment, and Reliance is willing to accept such directions from Weingarten as long as suitable proof of the payment is provided; and

WHEREAS, the parties desire to change the rate of interest applicable to amounts due under the Note; and

WHEREAS, the parties desire to amend the Note to reflect these changes;

NOW, THEREFORE, it is agreed:

1.	The first paragraph of the Note shall be revised to be and read as follows:

“FOR VALUE RECEIVED, WEINGARTEN REALTY INVESTORS, a real estate investment trust organized under the laws of the State of Texas and having its principal office and place of business in Houston, Texas (the "Maker") HEREBY PROMISES TO PAY to the order of RELIANCE TRUST COMPANY, Trustee of the TRUST UNDER THE WEINGARTEN REALTY INVESTORS DEFERRED COMPENSATION PLAN,  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND RETIREMENT BENEFIT RESTORATION PLAN (the "Holder"), the principal sum of TWELVE MILLION TWO HUNDRED TWENTY-NINE THOUSAND FIVE HUNDRED NINETY-TWO AND 35/100 DOLLARS ($12,229,592.35), together with all accrued but unpaid interest, bearing interest on the outstanding principal balance hereof at the rate of seven and five-tenths percent (7.5%) per annum and, effective March 12, 2010, four percent (4.0%) per annum, as set forth below.”

2.	The second paragraph of the Note shall be revised to be and read as follows:

“The entire unpaid balance of the Note, including accrued interest, shall be due and payable March 12, 2011.”

3.	The third sentence of the third paragraph of the Note shall be revised to be and read as follows:

“Any past due principal, and to the extent permitted by applicable law, interest, shall bear interest at the rate of four percent (4.0%) per annum and shall be payable on demand.”

4.	The fifth paragraph of the Note shall be revised to be and read as follows, effective March 12, 2009:

“This Note may be prepaid in whole or in part at any time without premium or penalty. Payments under the Note shall be credited to the portion of the Trust attributable to the SERP. Any payment of SERP benefits issued by Weingarten to a SERP plan participant directly out of Weingarten’s general assets shall be credited as a payment under the Note and shall reduce the principal amount due hereunder by the amount of such a payment, as of the date such a payment is made, provided that Weingarten shall file reasonable proof of such a payment with Reliance, which shall be filed as soon as administratively feasible after a payment is made and may consist of a cancelled check or electronic funds transfer confirmation and Weingarten’s representation of the date and amount of the payment.”

5.	As of close of business March 11, 2010, the outstanding principal balance due under this Note is $12,229,592.35 and the accrued but unpaid interest due under this Note is $960,025.51.

6.	In all other respects, the Note is hereby ratified and confirmed.

RELIANCE TRUST COMPANY

By:	/s/ Richard W. Love
Richard W. Love

Its: (Title)	Senior Vice President

Date:	April 27, 2010

WEINGARTEN REALTY INVESTORS

By:	/s/ Stephen C. Richter
Stephen C. Richter

Its: (Title)	Executive Vice President & CFO

Date:	March 12, 2010